Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint Larry A. Mizel, John M. Stephens, Michael Touff and Joseph H. Fretz, and each of them, his attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on Form S-3 in connection with the offering by M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), of $1,500,000,000 of securities, which may consist of the Company’s Common Stock, par value $.01 per share, Preferred Stock, par value $.01 per share and/or Debt Securities and including the guaranties of such Debt Securities by the subsidiaries of M.D.C. Holdings, Inc. listed in the Registration Statement, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the Financial Industry Regulatory Authority; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Larry A. Mizel	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 2, 2013
Larry A. Mizel

/s/ John M. Stephens	Senior Vice President, Chief Financial Officer and Principal Accounting Officer (Principal Financial and Accounting Officer)	August 2, 2013
John M. Stephens

/s/ David D. Mandarich	President, Chief Operating Officer and a Director	August 2, 2013
David D. Mandarich

/s/ Raymond T. Baker	Director	August 2, 2013
Raymond T. Baker

/s/ Michael A. Berman	Director	August 2, 2013
Michael A. Berman

/s/ David E. Blackford	Director	August 2, 2013
David E. Blackford

/s/ Herbert T. Buchwald	Director	August 2, 2013
Herbert T. Buchwald

/s/ Paris G. Reece III	Director	August 2, 2013
Paris G. Reece III

/s/ David Siegel	Director	August 2, 2013
David Siegel